Exhibit 99.4

ADDITIONAL HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

Summary Historical and Pro Forma Consolidated Financial Data of Rite Aid

Our summary historical financial data is based on our audited financial statements for fiscal years 2005 through 2007.  We derived the following summary unaudited pro forma combined financial data for the fiscal year ended March 3, 2007 by combining the audited consolidated financial statements of Rite Aid as of and for the fiscal year ended March 3, 2007 with the unaudited financial statements of Jean Coutu USA as of and for the 53 week period ended March 3, 2007.  This information is only a summary. The data set forth in the table below should be read in conjunction with, and is qualified in its entirety by the information contained in our annual report on Form 10-K for the fiscal year ended March 3, 2007,  the unaudited pro forma combined financial statements of Rite Aid Corporation and Jean Coutu USA included as Exhibit 99.1 of this current report on Form 8-K,  Jean Coutu USA’s audited consolidated financial statements and the accompanying notes contained in our Definitive Proxy Statement, which we filed with the SEC on November 30, 2006 and have incorporated by reference in this offering memorandum, and Jean Coutu USA’s unaudited consolidated condensed financial statements and the accompanying notes included as Exhibits 99.2 and 99.3 of this current report on Form 8-K.

	Fiscal Year Ended
	Mar. 3, 2007 Pro Forma for the Acquisition	Mar. 3, 2007 (52 weeks)	Mar. 4, 2006 (53 weeks)	Feb. 26, 2005 (52 weeks)
	(Dollars in thousands)
Summary of Operations:
Revenues	$27,315,600	$17,507,719	$17,270,968	$16,816,439
Costs and expenses:
Cost of goods sold	20,216,600	12,791,597	12,571,860	12,202,894
Selling, general and administrative expenses(1)	6,688,700	4,370,481	4,307,421	4,127,536
Store closing and impairment charges	65,900	49,317	68,692	35,655
Interest expense	480,200	275,219	277,017	294,871
Loss on debt modifications and retirements, net	18,700	18,662	9,186	19,229
(Gain) loss on sale of assets and investments, net	(11,900)	(11,139)	(6,462)	2,247
Total costs and expenses	27,458,200	17,494,137	17,227,714	16,682,432
Income (loss) before income taxes	(142,600)	13,582	43,254	134,007
Income tax benefit	(72,200)	(13,244)	(1,229,752)	(168,471)
Net income (loss)	$(70,400)	$26,826	$1,273,006	$302,478
Financial Position:
Working capital	$2,433,900	$1,363,063	$741,488	$1,335,017
Property, plant and equipment, net	2,843,800	1,743,104	1,717,022	1,733,694
Total assets	11,918,000	7,091,024	6,988,371	5,932,583
Total debt(2)	5,528,131	3,100,288	3,051,446	3,311,336
Redeemable preferred stock(3)	20,072	20,072	19,970	19,868
Stockholders’ equity	2,744,700	1,662,846	1,606,921	322,934
Other Data:
Adjusted EBITDA(4)	$1,052,765	$696,910	$675,596	$725,950
Cash flows provided by (used in):
Operating activities	—	309,145	417,165	518,446
Investing activities	—	(312,780)	(231,084)	(118,985)
Financing activities	—	33,716	(272,835)	(571,395)
Capital expenditures	—	363,728	341,349	222,417
Number of retail drug stores	—	3,333	3,323	3,356
Number of associates	—	69,700	70,200	71,200

(1)          Includes stock based compensation expense. Stock based compensation expense for the fiscal year ended March 3, 2007, was determined using the fair value method set forth in SFAS No. 123(R), “Share Based Payment.” Stock based compensation expense for the fiscal years ended March 4, 2006 and February 26, 2005 was determined using the fair value method set forth in SFAS No. 123(R), “Accounting for Stock-Based Compensation.”

(2)          Total debt included capital lease obligations of $217.5 million, on a pro forma basis as of March 3, 2007, and $189.7 million, $178.2 million and $168.3 million, as of March 3, 2007, March 4, 2006 and February 26, 2005, respectively.

(3)          Redeemable preferred stock was included in “Other non-current liabilities” on a pro forma basis as of March 3, 2007 and as of March 3, 2007 and March 4, 2006 and February 26, 2005, on a historical basis, respectively.

(4)          Adjusted EBITDA represents net income (loss) from operations excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, debt modifications and retirements, litigation proceeds, litigation expense, expense of the defense against litigation related to prior management’s business practices and the defense of prior management, incremental costs related to the proposed acquisition, sales of assets and investments, and non-recurring items. We reference this non-GAAP financial measure frequently in our decision-making because it provides supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. In addition, incentive compensation is based on Adjusted EBITDA and we base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. We include this non-GAAP financial measure in our earnings announcement in order to provide transparency to investors and enable investors to compare our operating performance with the operating performance of our competitors.  The calculation of Adjusted EBITDA is shown below:

	Fiscal Year Ended
	Mar. 3, 2007 Pro Forma for the Acquisition	Mar. 3, 2007 (52 weeks)	Mar. 4, 2006 (53 weeks)	Feb. 26, 2005 (52 weeks)
	(Dollars in thousands)
Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$(70,381)	$26,826	$1,273,006	$302,478
Adjustments:
Interest expense	480,219	275,219	277,017	294,871
Recurring income tax (benefit) expense	(72,244)	(13,244)	9,177	11,029
Income tax benefit from valuation allowance reductions and favorable tax settlement	—	—	(1,238,929)	(179,500)
Depreciation and amortization	514,707	270,307	249,755	246,742
LIFO charges (credits)(a)	77,906	43,006	32,191	(18,919)
Store closing and impairment charges	66,017	49,317	68,692	35,655
Stock-based compensation expense	22,331	22,331	20,261	19,018
(Gain) loss on sale of assets and investments, net	(11,939)	(11,139)	(6,462)	2,247
Loss on debt modifications and retirements, net(b)	18,662	18,662	9,186	19,229
Litigation settlements, net(c)	(1,294)	(1,294)	(32,444)	(26,241)
Legal and accounting expenses(d)	1,016	1,016	1,415	8,891
Incremental acquisition costs(e)	3,566	3,566	—	—
Closed store liquidation expense(f)	8,628	8,628	10,236	8,446
Other Income	—	(7,671)	—	(7,671)
Jean Coutu USA non-recurring expenses	—	19,533	—	19,533
Other	3,709	3,709	2,495	2,004
Adjusted EBITDA(g)	$1,052,765	$696,910	$675,596	$725,950

Notes:

(a)          Represents non-cash charges to value our inventories under the last-in first-out (“LIFO”) method.

(b)         Represents loss related to debt modifications and retirements, net.

(c)          Represents net impact of non-recurring litigation.

(d)         Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management’s business practices and to defend prior management.

(e)          Represents incremental costs related to the proposed acquisition.

(f)            Represents costs to liquidate inventory at stores that are in the process of closing.

(g)       Pro-forma Adjusted EBITDA for the fiscal year ended March 3, 2007 includes a fifty-third week for Jean Coutu USA, which contributed approximately $9.0 million of additional Adjusted EBITDA.  Adjusted EBITDA for the fiscal year ended March 4, 2006 includes a fifty-third week, which contributed approximately $15.0 million of additional Adjusted EBITDA.

Jean Coutu USA Adjusted EBITDA

The following sets forth a calculation of Adjusted EBITDA for Jean Coutu USA for the twelve months and forty weeks ended March 3, 2007, respectively, the thirty-nine weeks ended February 25, 2006 and the fiscal year ended May 28, 2006:

	Twelve Months Ended March 3, 2007	Forty Weeks Ended March 3, 2007	Thirty-Nine Weeks Ended February 25, 2006	Fiscal Year Ended May 28, 2006
	(Dollars in millions)

Reported operating income before amortization	$320	$233	$244	$332

Adjustments:
Closed stores and impairment charges	17	1	8	25
Non-cash asset write-offs	0	0	9	9
Non-recurring professional fees	0	0	4	4
Non-recurring wage and bonus expense	27	27	0	0
Other non-recurring adjustments, net	(8)	(1)	8	(1)
Adjusted EBITDA	$356	$260	$273	$369

Capitalization

The following table sets forth our unaudited consolidated cash and cash equivalents and our capitalization as of March 3, 2007 (i) on an actual basis, and (ii) on a pro forma as adjusted basis to give pro forma effect to the proposed acquisition as if it had occurred on that date. The data set forth in the table below should be read in conjunction with, and is qualified in its entirety by the information contained in our annual report on Form 10-K for the fiscal year ended March 3, 2007,  the unaudited pro forma combined financial statements of Rite Aid Corporation and Jean Coutu USA included as Exhibit 99.1 of this current report on Form 8-K,  Jean Coutu USA’s audited consolidated financial statements and the accompanying notes contained in our Definitive Proxy Statement, which we filed with the SEC on November 30, 2006 and have incorporated by reference in this offering memorandum, and Jean Coutu USA’s unaudited consolidated condensed financial statements and the accompanying notes included as Exhibits 99.2 and 99.3 of this current report on Form 8-K.

	March 3, 2007
	Actual	Pro Forma As Adjusted for the Acquisition
	(Dollars in thousands)
Cash and cash equivalents	$106,148	$184,304
Secured Debt:
Senior secured revolving credit facility	$300,000	$375,000
Tranche 1 Term Loan	145,000	145,000
Tranche 2 Term Loan	—	1,105,000
8.125% senior secured notes due 2010	357,833	357,833
7.5% senior secured notes due 2015	200,000	200,000
7.5% senior secured notes due 2017	500,000	500,000
Other	1,521	1,521
	1,504,354	2,684,354

Lease Financing Obligations	189,662	217,505
Unsecured Debt:
6.125% fixed rate senior notes due 2008	150,000	150,000
9.25% senior notes due 2013	148,499	148,499
6.875% senior debentures due 2013	184,773	184,773
8.625% senior notes due 2015	500,000	500,000
7.7% notes due 2027	295,000	295,000
6.875% fixed rate senior notes due 2028	128,000	128,000
Senior Notes	—	1,220,000
	1,406,272	2,626,272

Total debt	$3,100,288	$5,528,131
Stockholders’ equity	1,662,846	2,744,746
Total capitalization	$4,763,134	$8,272,877

Sources and Uses of Funds

The following table sets forth the estimated sources and uses of funds upon completion of the proposed acquisition of Jean Coutu USA:

Sources	Amount (in thousands)		Uses	Amount (in thousands)
Existing Senior Secured Credit Revolving Facility	$75,000		Cash Portion of Purchase Price	$2,300,000
Tranche 2 Term Loan Facility	1,105,000		Equity Portion of Purchase Price	1,090,000	(1)
Senior Unsecured Notes	1,220,000		Estimated fees and expenses	100,000
Equity Consideration	1,090,000	(1)
Total	$3,490,000		Total	$3,490,000

(1)           Based on the issuance of 250 million shares of our common stock with a market value of $1,090.0 million based on a stock price of $4.36 per share, representing the average closing price of our common stock beginning two days prior to the announcement of the proposed acquisition on August 24, 2006 and ending two days after the announcement. The closing price of our common stock on May 7, 2007 was $6.21.

Additional Historical and Pro Forma Information

•                  In fiscal 2007, prescription drug sales accounted for 63.7% of total sales and approximately 67% of total sales, giving pro forma effect to the proposed acquisition.

•                  The Company currently offers approximately 26,000 front-end products, which in fiscal 2007 accounted for 36.3% of Rite Aid’s total sales and approximately 33% of total sales, giving pro forma effect to the proposed acquisition.

•                  The overall average size of each store in the Company’s chain is approximately 12,800 square feet and, after giving pro forma effect to the proposed acquisition, will be approximately 12,000 square feet.  The average size of Rite Aid stores is larger in the western United States.

•                  Upon consummation of the proposed acquisition, approximately 55% of the Company’s stores will be freestanding, approximately 45% of stores will include a drive-thru pharmacy and approximately 65% will include one-hour photo shops